EXHIBIT 21.1


                                       SUBSIDIARIES OF REGISTRANT



                                                 Jurisdiction of       Name Under Which Subsidiary Does
Entity                                           Organization          Business
---------------------------------------------------------------------------------------------------------
General Communication, Inc.                      Alaska                GCI, General Communication, Inc.

GCI Communication Corp.                          Alaska                GCC, GCI Communication Corp.

GCI Communication Services, Inc.                 Alaska                GCI Communication Services

GCI Leasing Co., Inc.                            Alaska                GCI Leasing, GCI Leasing Co.

GCI Cable, Inc.                                  Alaska                GCI Cable, GCI Cable, Inc.





                                                         REGISTRATION STATEMENT
                                                                         II-626